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                                                                   EXHIBIT 10.30

                                 TRUST AGREEMENT

      THIS TRUST AGREEMENT (this "Agreement") is entered into effective as of July 18, 2001, by and among (i) J. Jeffrey Schwartz ("Schwartz"), J. Jeffrey Eakin ("Eakin"), John P. O'Brien ("O'Brien"), and Mark D. Thompson (each an "Administrator" and collectively, the "Administrators"), and (ii) Gary D. Salt, an individual (the "Trustee"). The parties listed on Exhibit A (the "Indemnitees") to this Agreement join this Agreement, for purposes of providing the indemnity discussed in Section 5(c) below and for the other benefits and obligations specified herein, by affixing their signatures on Exhibit A. International Total Services, Inc., an Ohio corporation (the "Company") joins this Agreement solely for purposes of providing the indemnity discussed in
Section 5(c) below by affixing its signature on Exhibit B.

                               R E C I T A L S:

            A. The Company and the Administrators are among the parties to a Retention and Indemnification Agreement (the "Retention and Indemnification Agreement") entered into and effective as of even date, pursuant to which, among other things, the Company has agreed to deposit certain funds into a trust account to be used in the event that one or more appropriate claims are brought against one or more of the Indemnitees, including, without limitation, any claims that are brought against Schwartz, Eakin, or O'Brien in their capacities as trustees under that certain Voting Trust Agreement (the "Weitzel Voting Trust Agreement") made and entered into as of the 1st day of November, 1999, by and among the Company, Robert A. Weitzel, Schwartz, Eakin and O'Brien; and

            B. It is contemplated and intended by the parties to the Retention and Indemnification Agreement, including, without limitation, the Administrators, that the funds deposited by the Company pursuant to the terms of the Retention and Indemnification Agreement are to be used (in accordance with the provisions of this Agreement) for the benefit of an Indemnitee in the event that either the payment of or reimbursement of Expenses (as defined below) of such Indemnitee that is sought from Trustee under this Agreement has not already (i) been provided by the Company, or
      (ii) been satisfied out of any insurance proceeds available (as referred to in Section 2 of the Retention and Indemnification Agreement or otherwise); and

            C. The Administrators desire to appoint Trustee to serve as trustee to hold the funds deposited by the Company pursuant to the terms of the Retention and Indemnification Agreement, and Trustee is willing to accept such appointment, pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties to this Agreement hereby agree as follows:

      1. Appointment of Trustee. The Administrators, jointly and severally, hereby appoint Gary D. Salt as trustee, to act in accordance with the terms and conditions set forth in this Agreement, and Trustee hereby accepts such appointment and shall act in accordance with such terms and conditions.


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                                                                   EXHIBIT 10.30


      2.    Establishment of Trust.

      (a) The Company has deposited with Trustee, contemporaneously with the execution and delivery of this Agreement and of the Retention and Indemnification Agreement, Five Hundred Thousand Dollars ($500,000.00) in immediately available funds (the "Initial Deposit"). The Initial Deposit, together with all Interest (as hereinafter defined) shall be referred to as the "Trust Fund".

      (b) Trustee shall segregate the Trust Fund from the assets of Trustee and shall hold the Trust Fund in trust for the benefit of the Indemnitees under this Agreement. Trustee shall disburse the Trust Fund only in accordance with the terms of this Agreement.

      3. Receipt and Investment of Funds. Trustee hereby acknowledges receipt of the Initial Deposit from the Company on the date of this Agreement and shall invest the Trust Fund, from and after the date of this Agreement, unless otherwise directed in a joint writing by all of the Administrators, in (a) obligations issued or guaranteed by the United States of America or by any agency or instrumentality thereof, (b) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of U.S. $500,000,000.00, (c) commercial paper rated at least AA or Aa, and (d) money market fund shares of regulated investment companies invested exclusively in the securities described in the foregoing clauses. Trustee shall hold all interest and other distributions or gains derived from such investments and reinvestments, if any (collectively, "Interest"), in trust under this Agreement.

      4. Term; Distribution of the Trust Fund. For the purposes of this Agreement, the term of the Agreement (the "Term") shall begin on the date of this Agreement and end on the date a total depletion of the Trust Fund occurs due to a distribution or distributions of the Trust Fund by Trustee pursuant to the terms of this Agreement. Trustee shall disburse the Trust Fund as follows:
(a) upon receipt of a written notice from an Indemnitee, including, without limitation, an Administrator, to an Administrator seeking payment under this Agreement (i) informing such Administrator of a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), to which the Indemnitee was, is or is threatened to be made a party by reason of facts which include the Indemnitee's being or having been a director, officer, employee or agent of the Company and/or is or was serving at the request of the Company as a director, trustee, officer, employee, member or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including, without limitation, the voting trust established pursuant to the Weitzel Voting Trust Agreement; together with (ii) reasonable documentation of the amount and nature of any expenses (including attorneys' fees), judgments, fines and/or amounts paid in settlement, or other costs actually incurred by the Indemnitee (the "Expenses") defending any Proceeding; and also (iii) written confirmation that either the payment of or reimbursement of Expenses that the Indemnitee is seeking under this Agreement has not already (A) been provided to the Indemnitee by the Company, or (B) been satisfied out of any insurance proceeds available (as referred to in Section 2 of the Retention and Indemnification Agreement or otherwise); then (iv) said Administrator


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                                                                   EXHIBIT 10.30


shall promptly deliver to the Trustee notice of the amount and the identity of the Indemnitee claiming Expenses and Trustee shall pay (or reimburse the Indemnitee for, as the case may be), without any input or action required on the Company's part and irrespective of any input or action on the Company's part, said Expenses out of the Trust Fund within thirty (30) days of Trustee's receipt of such request; or, alternatively, (b) upon receipt of written instructions signed by two (2) or more of the Administrators to disburse a portion or the balance of the Trust Fund to the Company, then Trustee shall deliver such portion or the balance of the Trust Fund, as the case may be, to the Company within five (5) working days after receipt of such notice. Trustee, the Administrators and the Indemnitees agree to provide a copy of any notice under this Section 4 to each of the Administrators.

      5.    Exculpation and Indemnification of Trustee.

      (a) Trustee shall have no duties or responsibilities other than those expressly set forth in this Agreement. Trustee shall not be liable to any party to this Agreement by reason of any failure on the part of any party to this Agreement (other than Trustee), to perform such party's obligations under this Agreement or under any other document. Except for this Agreement and instructions to Trustee pursuant to the terms of this Agreement, Trustee is not obligated to recognize any agreement or agreements among either the Administrators or among the Administrators and the Company, notwithstanding Trustee's knowledge of any such agreement or agreements. In the event Trustee is uncertain as to any duties or responsibilities under this Agreement or receives instructions from any of the parties to this Agreement with respect to the Trust Fund which in its belief are in conflict with any of the provisions of this Agreement, Trustee shall be entitled to refrain from taking any action until it is directed to do so in writing by order of a court of competent jurisdiction (the time for all appeals therefrom having expired) in proceedings which Trustee or any other party to this Agreement shall be entitled to commence.

      (b) Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and shall be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Trustee to be genuine and to be signed or presented by the proper party or parties.

      (c) Trustee shall be indemnified and held harmless jointly and severally by the Indemnitees and by the Company from and against any expenses, including reasonable counsel fees and disbursements, damages or losses suffered by Trustee in connection with any claim or demand which in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Trustee under this Agreement; provided, however, that if Trustee is guilty of willful misconduct or gross negligence under this Agreement, then Trustee shall bear all losses, damages and expenses arising as a result of such willful misconduct or gross negligence. Promptly after the receipt by Trustee of notice of any such demand or claim or the commencement of any action, suit or proceeding related to such demand or claim, Trustee shall notify the other parties to this Agreement in writing. For the purposes of this Agreement, the terms "expense" and


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                                                                   EXHIBIT 10.30


"loss" shall include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding related to this Agreement, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

      6. Compensation of Trustee. Trustee shall serve without compensation. Trustee shall have the right to incur and pay such reasonable expenses and charges as he may deem necessary and proper for carrying this Agreement into effect and for discharge of the Administrators' rights and duties under this Agreement. Any such expenses or charges incurred by and due to Trustee shall promptly be communicated to all of the Administrators in writing and, after receiving written approval from two (2) of the Administrators, Trustee shall pay such expenses or charges out of the Trust Fund.

      7. Resignation of Trustee. At any time, upon thirty (30) days' prior written notice to all of the Administrators, Trustee may resign and be discharged from his duties as Trustee under this Agreement. As soon as practicable after his resignation Trustee shall promptly turn over to a successor trustee mutually appointed by the Administrators all monies and property held under this Agreement upon presentation of a document appointing the new trustee and evidencing its acceptance thereof.

      8. Resignation of Administrators. At any time upon thirty (30) days' prior written notice to all of the other Administrators, an Administrator may resign and be discharged from his duties as an Administrator under this Agreement. To the extent any Administrator resigns or is otherwise unable to serve as an Administrator, his successor shall be appointed from among the remaining Indemnitees by a majority of the remaining Administrators. There shall be, at all times, four (4) Administrators; provided, however, that in the event there are, at any time, less than four (4) Indemnitees, the number of Administrators shall equal the number of indemnitees. Any writing required to be signed by two
(2) or more Administrators may be signed by one (1) Administrator should there only be one (1) Administrator.

      9. Records. Trustee shall maintain accurate records of all transactions under this Agreement. Promptly after the termination of this Agreement pursuant to Paragraph 4 above, or Trustee's resignation pursuant to Paragraph 7 above, or as may reasonably be requested by one or more of the Administrators from time to time before such termination, Trustee shall provide each of the Administrators with a complete copy of such records, certified by Trustee to be a complete and accurate account of all such transactions. Each of the Administrators shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Trustee.

      10. Notice. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered (i) if delivered personally, including by reputable overnight courier service, upon delivery against a signed receipt therefor, or (ii) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth


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                                                                   EXHIBIT 10.30


below, or at such other address as such party shall have previously notified the other parties hereto by notice duly given in conformity with this Paragraph 10 (and the Indemnitees, at the address for notice pursuant to the Retention and Indemnification Agreement). Notwithstanding any provision of this Agreement to the contrary, if any notice or other communication under this Agreement is delivered or transmitted after 5:00 P.M. Eastern Standard Time on a business day or at any time on a non-business day, then such delivery or transmission shall be deemed to be effective on the next following business day.

      If to Trustee to: Mr. Gary D. Salt
                        ____________________
                        ____________________
                        ____________________
                        Phone:______________
                        Fax:________________

      If to the Administrators to:
                        H. Jeffrey Schwartz
                        c/o Benesch, Friedlander, Coplan & Aronoff
                        2300 BP Tower
                        200 Public Square
                        Cleveland, Ohio  44114-2378
                        Phone:  216.363.4635
                        Fax:  216.363.4588

                        John P. O'Brien
                        c/o Inglewood Associates, Inc.
                        14 Water Street
                        Chagrin Falls, OH  44022
                        Phone:      440.247.1681
                        Fax:  440.247.1682

                        J. Jeffrey Eakin
                        c/o Preferred Capital, Inc.
                        6860 W. Snowville Road
                        Suite 110
                        Brecksville, OH  44141
                        Phone:      440.546.7400
                        Fax:  440.546.7405

                        Mark D. Thompson
                        1440 Ridgemont Trail
                        Hinckley, Ohio 44344
                        Phone:  330.278.3149
                        Fax:________________


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